UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 30, 2017

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01     REGULATION FD DISCLOSURE.
On October 30, 2017, Ashford Hospitality Trust, Inc. (the “Company”) announced that it has successfully refinanced the mortgage loan on the Hilton Boston Back Bay with an existing outstanding balance totaling approximately $95 million and a final maturity date in January 2018. The new loan totals $97 million with a five-year term. The new loan is non-recourse, provides for a floating interest rate of LIBOR + 2.00%, and continues to be secured by the Hilton Boston Back Bay. This financing is estimated to result in annual interest and principal payments savings of approximately $2.8 million based upon the current forward LIBOR curve. This financing addresses the remaining 2018 maturity for the Company and the next hard maturity is in February 2019.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits
Exhibit Number        Description

99.1    Press Release dated October 30, 2017 issued by Ashford Hospitality Trust, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2017

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel